Exhibit 1.3

ALPHABET INC.

[•] Series [•] Depositary Shares, Each representing a [•] Interest in a Share of [•]% Series [•]

Mandatory Convertible Preferred Stock

[•] Series [•] Depositary Shares, Each representing a [•] Interest in a Share of [•]% Series [•]

Mandatory Convertible Preferred Stock

Underwriting Agreement

To the Underwriters

Ladies and Gentlemen:

Alphabet Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] depositary shares (the “Series [•] Depositary Shares”), each representing a [•] interest in a share of its [•]% Series [•] Mandatory Convertible Preferred Stock, par value $0.001 per share, with an initial liquidation preference of $[•] per share (the “Series [•] Preferred Stock”) and an aggregate of [•] depositary shares (the “Series [•] Depositary Shares” and, such Series [•] Depositary Shares and Series [•] Depositary Shares, the “Firm Shares”), each representing a [•] interest in a share of its [•]% Series [•] Mandatory Convertible Preferred Stock, par value $0.001 per share, with an initial liquidation preference of $[•] per share (the “Series [•] Preferred Stock” and, together with the Series [•] Preferred Stock, the “Preferred Stock”), and, at the election of the Underwriters, up to [•] additional Series [•] Depositary Shares and up to [•] additional Series [•] Depositary Shares, in each case solely to cover over-allotments (collectively, the “Optional Shares”) (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”). The offering of Series [•] Depositary Shares is referred to as the “Series [•] Depositary Shares Offering” and the offering of Series [•] Depositary Shares is referred to as the “Series [•] Depositary Shares Offering” and each, an “Offering”.

The Series [•] Preferred Stock will be convertible into a variable number of shares of the Company’s Class [•] common stock, par value $0.001 per share (the “Class A Common Stock”), and the Series [•] Preferred Stock will be convertible into a variable number of shares of the Company’s Class C capital stock, par value $0.001 per share (the “Class C Capital Stock” and, together with the Class A Common Stock, the “Common Stock”) (such shares of Common Stock into which the Preferred Stock is convertible, together with any shares of Common Stock delivered in payment of dividends on the Preferred Stock, the “Underlying Shares”). The terms of the Series [•] Preferred Stock will be set forth in a certificate of designations (the “Series [•]

Certificate of Designations”) and the terms of the Series [•] Preferred Stock will be set forth in a certificate of designations (the “Series [•] Certificate of Designations” and, together with the Series [•] Certificate of Designations, the “Certificates of Designations”), in each case, to be filed by the Company with the Secretary of State of the State of Delaware as an amendment to the Company’s amended and restated certificate of incorporation.

The Series [•] Depositary Shares will be issued pursuant to a deposit agreement (the “Series [•] Deposit Agreement”) and the Series [•] Depositary Shares will be issued pursuant to a deposit agreement (the “Series [•] Deposit Agreement” and, together with the Series [•] Deposit Agreement, the “Deposit Agreements”), in each case, to be dated as of the First Time of Delivery (as defined below), among the Company, Computershare Trust Company, N.A. and Computershare Inc., acting as joint depositary (the “Depositary”), and holders from time to time of the Shares of the relevant series. Each Series [•] Depositary Share will initially represent the right to receive a [•] interest in a share of the Series [•] Preferred Stock and each Series [•] Depositary Share will represent the right to receive a [•] interest in a share of the Series [•] Preferred Stock pursuant to the applicable Deposit Agreement. The Series [•] Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Series [•] Depositary Receipts”), which will evidence the Series [•] Depositary Shares and will be issued by the Depositary under the Series [•] Deposit Agreement. The Series [•] Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Series [•] Depositary Receipts” and, together with the Series [•] Depositary Receipts, the “Depositary Receipts”), which will evidence the Series [•] Depositary Shares and will be issued by the Depositary under the Series [•] Deposit Agreement.

[In connection with the offering of the Firm Shares, the Company is separately entering into capped call transactions with certain of the Underwriters or their respective affiliates and/or other financial institutions (each a “Capped Call Counterparty”), in each case, pursuant to a capped call confirmation (each, a “Base Capped Call Confirmation”), dated the date hereof, and in connection with the issuance of any Optional Shares, the Company and each Capped Call Counterparty may enter into additional capped call transactions, in each case, pursuant to an additional capped call confirmation (each, an “Additional Capped Call Confirmation”), to be dated the date on which the option granted to the Underwriters to purchase such Optional Shares is exercised (the Additional Capped Call Confirmations, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).]

[Substantially concurrently with the Offerings contemplated hereby, the Company will, among other things, issue and sell up to [•] shares of Class A Common Stock and up to [•] shares of Class C Capital Stock, pursuant to a separate underwriting agreement and separate prospectus supplement, subject to customary closing conditions (the “Concurrent Offering”). Neither Offering is contingent upon the completion of the Concurrent Offering, the Concurrent Offering is not contingent upon the completion of either Offering, and the Shares are not being offered together with the shares of Common Stock offered in the Concurrent Offering.]

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or any Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Applicable Time for the Registration Statement or the issue date of the Base Prospectus, the applicable Preliminary Prospectus or the applicable Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the

Registration Statement, the Base Prospectus, any Preliminary Prospectus or any Final Prospectus shall be deemed to refer to and include, without limitation, the filing of any document under the Exchange Act after the Applicable Time for the Registration Statement or the date of the Base Prospectus, the applicable Preliminary Prospectus or the applicable Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein, but not otherwise defined elsewhere, are defined in Section 23 hereof.

1. Representations and Warranties. The Company represents and warrants to each Underwriter as set forth below in this Section 1:

(a) At the time the Registration Statement initially became effective, at the time of each amendment to the Registration Statement, at the Applicable Time, and at each Time of Delivery (as defined below), the Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, (File No. 333-[•]) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale from time to time of the Shares. Such Registration Statement became effective upon filing pursuant to Rule 462(e) under the Act. No order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Shares, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to each Offering in accordance with Rule 424(b), which shall comply in all material respects with the applicable requirements of the Act and the rules thereunder. The Registration Statement, at the Applicable Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x). The initial effective date of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b) At the time the Registration Statement initially became effective, at the time of each amendment to the Registration Statement, at the Applicable Time, and at each Time of Delivery, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on its date, at the time of filing of each Final Prospectus pursuant to Rule 424(b), and at each Time of Delivery, each Final Prospectus complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to statements or omissions in the Registration Statement or each Final Prospectus (or any supplement thereto) based upon Underwriter Information (as defined in Section 12(a) hereof).

(c) As of the Applicable Time, (i) each Disclosure Package, (ii) any electronic road show, when taken together as a whole with each Disclosure Package, (iii) any Issuer Free Writing Prospectus when taken together as a whole with the Disclosure Package and (iv) any Written Testing-the-Waters Communication, when taken together as a whole with each Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions in each Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication based upon Underwriter Information.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company is not an “ineligible issuer” (as defined in Rule 405) and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(e) Each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative, did not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or such Written Testing-the-Waters Communication conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus or such Written Testing-the-Waters Communication, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative, and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus or such Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission.

(f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each Disclosure Package, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement [in connection with the issuance and sale of the Shares or its obligations under the Capped Call Confirmations] (a “Material Adverse Effect”); the Company’s authorized capital stock conforms in all material respects as to legal matters to the description thereof contained in or incorporated by reference into each Disclosure Package and all of the issued and outstanding capital stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable.

(g) Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 (individually, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated (or formed, as the case may be), is validly existing as a corporation (or limited partnership or limited liability company, as the case may be) in good standing under the laws of the jurisdiction of its incorporation (or formation, as the case may be), has the power and authority (corporate or other) to own or lease its property and to conduct its business as described in each Disclosure Package; and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable.

(h) [The Capped Call Confirmations have been duly authorized by the Company. The Base Capped Call Confirmations have been duly executed and delivered by the Company, and, when duly executed and delivered in accordance with their terms by each other party thereto are, and any Additional Capped Call Confirmations, when duly executed and delivered by each party thereto, will be, valid and binding agreements of the Company, enforceable in accordance with their respective terms, in each case except as the enforceability thereof may be limited by the bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally.]

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and when the relevant Depositary Receipts have been duly executed and delivered by the Depositary in accordance with the relevant Deposit Agreement, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to any pre-emptive or similar rights; and the persons in whose names the Shares are registered will be entitled to the rights specified therein and in the applicable Deposit Agreement.

(k) The Shares will conform in all material respects to the description thereof contained in the Registration Statement, the applicable Disclosure Package and the applicable Final Prospectus.

(l) Except as disclosed in each Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities with the securities registered pursuant to the Registration Statement.

(m) Each Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by the bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally.

(n) Each Certificate of Designations has been duly authorized by the Company. Each Certificate of Designations sets forth the rights, preferences and priorities of the applicable Preferred Stock, and the holders of such Preferred Stock will have the applicable rights set forth in such Certificate of Designations upon filing with the Secretary of State for the State of Delaware.

(o) The Preferred Stock, when issued by the Company, may be freely deposited by the Company with the Depositary against issuance of the applicable Shares. The Preferred Stock has been duly authorized by the Company for issuance and deposit in accordance with the provisions of this Agreement and the applicable Deposit Agreement and, when issued and deposited against issuance of the applicable Shares, and upon the filing and effectiveness of the applicable Certificate of Designations, will be validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the applicable Disclosure Package and the applicable Final Prospectus. Upon payment of the purchase price for the Shares and deposit of the Preferred Stock against issuance of the applicable Shares in accordance with this Agreement and the applicable Deposit Agreement, the Underwriters will receive good, valid and marketable title to the Shares, free and clear of any liens. No holder of the Preferred Stock will be subject to personal liability solely by reason of being such a holder; and the issuance of the Preferred Stock is not subject to any pre-emptive or similar rights.

(p) Upon issuance and deposit of the Preferred Stock against issuance of the applicable Shares in accordance with this Agreement and the applicable Deposit Agreement and the filing and effectiveness of the applicable Certificate of Designations, the Preferred Stock will be convertible into the applicable Underlying Shares in accordance with the terms of such Preferred Stock and the applicable Certificate of Designations. A number of shares of Class A Common Stock equal to the Series [•] Maximum Number of Underlying Shares (as defined below) and a number of shares of Class C Capital Stock equal to the Series [•] Maximum Number of Underlying Shares (as defined below) have been duly authorized and reserved for issuance by all necessary corporate action (for the avoidance of doubt, such shares may be Common Stock previously issued and held by the Company as treasury stock) and such shares, when issued in accordance with the terms of the applicable Preferred Stock and the applicable Certificate of Designations will be validly issued, fully paid and non-assessable, will conform in all material respects to the applicable descriptions thereof in the applicable Disclosure Package and the applicable Final Prospectus and will not be subject to any pre-emptive or similar rights. As used herein, “Series [•] Maximum Number of Underlying Shares” means the product of (A) the sum of (x) a number of shares of Class A Common Stock equal to the initial maximum conversion rate per share of Series [•] Preferred Stock set forth in the Series [•] Certificate of

Designations and (y) the maximum number of shares of Class A Common Stock deliverable by the Company in respect of dividends payable per share of Series [•] Preferred Stock (whether or not declared), multiplied by (B) the aggregate number of shares of Series [•] Preferred Stock in respect of the Series [•] Depositary Shares (assuming the exercise in full of the option set forth in Section 2 herein), in each case in accordance with, and as adjusted pursuant to, the terms of the Series [•] Certificate of Designations; and the “Series [•] Maximum Number of Underlying Shares” means the product of (A) the sum of (x) a number of shares of Class C Capital Stock equal to the initial maximum conversion rate per share of Series [•] Preferred Stock set forth in the Series [•] Certificate of Designations and (y) the maximum number of shares of Class C Capital Stock deliverable by the Company in respect of dividends payable per share of Series [•] Preferred Stock (whether or not declared), multiplied by (B) the aggregate number of shares of Series [•] Preferred Stock in respect of the Series [•] Depositary Shares (assuming the exercise in full of the option set forth in Section 2 herein), in each case in accordance with, and as adjusted pursuant to, the terms of the Series [•] Certificate of Designations.

(q) The statements in each Disclosure Package and each Final Prospectus, insofar as they summarize provisions of the Shares, the Preferred Stock, the Underlying Shares, the Deposit Agreements and the Certificates of Designations (together, the “Transaction Documents”), fairly summarize the applicable provisions of the Transaction Documents in all material respects.

(r) [The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement and the Transaction Documents and the Capped Call Confirmations, the issuance and sale of the Shares, the issuance and deposit of the Preferred Stock with the Depositary against the issuance of the applicable Shares and the issuance of a number of shares of Class A Common Stock equal to the Series [•] Maximum Number of Underlying Shares and the issuance of a number of shares of Class C Capital Stock equal to the Series [•] Maximum Number of Underlying Shares, will not contravene (i) any provision of applicable law; (ii) the certificate of incorporation or by-laws of the Company; (iii) any agreement or other instrument binding upon the Company; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary (except, in the case of (i), (iii) and (iv), for contraventions that would not reasonably be expected to have a Material Adverse Effect).]

(s) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Transaction Documents in connection with the issuance and sale of the Shares or its obligations under the Capped Call Confirmations, the issuance and deposit of the Preferred Stock with the Depositary against the issuance of applicable Shares, the issuance of a number of shares of Class A Common Stock equal to the Series [•] Maximum Number of Underlying Shares or the issuance of a number of shares of Class C Capital Stock equal to the Series [•] Maximum Number of Underlying Shares, except such as (i) may be required by the securities or “blue sky” laws of the various states or other jurisdictions in connection with the issuance and sale of the Shares or (ii) the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

(t) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in each Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in each Disclosure Package.

(u) The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except for such certificates, authorizations and permits, the failure of which to obtain, would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in each Disclosure Package.

(v) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or in each Disclosure Package and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or each Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(w) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, each Pricing Prospectus and each Final Prospectus comply or will comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in all material respects in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement or each Disclosure Package has been derived from the records of the Company and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, each Disclosure Package and each Final Prospectus fairly present the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(y) To the knowledge of the Company or except as disclosed in each Disclosure Package, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or acquire any of the foregoing would not result in a Material Adverse Effect; and, except as described in each Disclosure Package, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any authorized officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with an Offering shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

2. Subject to the terms and conditions set forth in this Agreement and the applicable Deposit Agreement, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•] for the Series [•] Depositary Shares and at a purchase price per share of $[•] for the Series [•] Depositary Shares, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the applicable purchase price per share of the applicable series of Shares set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share of each series shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares of such series but not payable on the Optional Shares of such series, that portion of the number of Optional Shares of each series as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares of the relevant series by a fraction, the numerator of which is the maximum number of Optional Shares of such series which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares of such series that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] shares of Series [•] Depositary Shares and the right to purchase at their election up to [•] shares of Series [•] Depositary Shares, in each case solely to cover over-allotments, at the respective purchase price of each such series per share set forth in the paragraph above, provided that the purchase price per Optional Share of each series shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares of such series but not payable on the Optional Shares of such class. Any such election to purchase Optional Shares may be exercised at any time, in whole or in part, for settlement during the [•]-day period beginning on, and including, the date of the initial issuance and delivery of the Firm Shares, by written notice from you to the Company setting forth the series of Optional Shares and the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than one business day after the date of such notice.

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the Offerings contemplated hereby and the process leading to such transaction, each Underwriter is, and has been, acting solely as a principal and is not the agent or fiduciary of the Company directly or indirectly, (iii) no Underwriter has assumed, or will assume, an advisory or fiduciary responsibility in favor of the Company with respect to the Offerings contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any similar obligation to the Company with respect to the Offerings contemplated hereby except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

3. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the applicable Final Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such amounts and registered in such names as the Representative may request upon at least twenty-four hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least twenty-four hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 20[•] or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of any Optional Shares, if not the First Time of Delivery, is herein called a “Subsequent Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(j) hereof, will be delivered at the offices of [•] (the “Closing Location”), and the Shares will be delivered at a location designated by the Underwriters, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5. Covenants of the Company. The Company covenants with the several Underwriters as follows:

(a) The Company, during the period when a prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will not file any amendment to the Registration Statement or supplement (including any Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has previously furnished the Representative a copy thereof for their review and will not file any such proposed amendment or supplement to which they reasonably object, provided, however, that the foregoing requirement shall not apply to any of the Company’s periodic or current reports required to be filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act or to any other report that the Company in its good faith judgment believes is required by law or regulation to be filed with or furnished to the Commission. Subject to the foregoing sentence, the Company will (i) cause each Final Prospectus, properly completed, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (and in no event later than the First Time of Delivery) and (ii) use commercially reasonable efforts to cause any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) as soon as reasonably practicable. Except for the filing of any of the Company’s periodic reports required to be filed pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, the Company will promptly advise the Representative of (i) the filing of each Final Prospectus and any supplement thereto, (ii) prior to the termination of the Offerings, the filing and effectiveness of any amendment to the Registration Statement, (iii) any request by the Commission for any amendment to the Registration Statement or any supplement to any Final Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof, unless the Company shall, in its sole judgment, determine that it is in the Company’s best interest not to do so.

(b) To prepare a final term sheet, substantially in the form attached as Annex I hereto, and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, during the period when a prospectus to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs or condition exists as a result of which either Disclosure Package would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the prospectus is to be delivered, not misleading, or in the Underwriters’ or Company’s opinion it is necessary to amend or supplement either Disclosure Package to comply with applicable law, the Company will (i) use commercially reasonable efforts to immediately notify the Representative so that any use of the applicable Disclosure Package may cease until it is amended or supplemented; (ii) subject to paragraph (a) of this Section 5, amend or supplement the applicable Disclosure Package to correct such statement or omission or effect such compliance; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, during the period when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs or condition exists as a result of which either Final Prospectus as then supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the prospectus is to be delivered, not misleading, or in the Underwriters’ or Company’s opinion it is necessary to amend either Registration Statement or supplement the applicable Final Prospectus to comply with applicable law, the Company will (i) use commercially reasonable efforts to immediately notify the Representative of any such event, (ii) subject to paragraph (a) of this Section 5, amend or supplement the Registration Statement or the applicable Final Prospectus to correct such statement or omission or effect such compliance, (iii) use commercially reasonable efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in the use of the applicable Final Prospectus, and (iv) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 (other than any such earnings statement available via the Commission’s EDGAR system).

(f) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, each Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(g) The Company will endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under

Rule 433, other than, if applicable, a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II to this Agreement and any electronic road show; provided further that each of the Underwriters may, if applicable, use one or more term sheets relating to the Shares containing customary information, not inconsistent with the form of the final term sheet prepared and filed pursuant to Section 5(b) hereof, without the prior consent of the Company. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company, during the period when a prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(j) During the period beginning from the date hereof and continuing to and including the date that is the earlier of (x) the date that the Company publicly announces its earnings for the quarter ending [•], and (y) the date that is 60 days after the date of each Final Prospectus, the Company agrees not to, without the prior written consent of the Representative, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, the Shares or any other securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without your prior written consent, other than the Shares offered and sold under this Agreement, the Preferred Stock in respect thereof and any shares of Common Stock issued upon conversion of, or issued and paid as a dividend on, the Preferred Stock. The restrictions described in clause (i) and (ii) above do not apply to (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to employee incentive plans in effect as of the date of this Agreement, or upon the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), (ii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the date of this Agreement, (iii) the issuance of up to 5% of the outstanding shares of any class of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the First Time of Delivery, in acquisitions or other similar strategic transactions, (vi) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (vii) the filing of a prospectus supplement in connection with an “at-the-market” equity offering program, (viii) the shares of Common Stock that may be issued pursuant to the Concurrent Offering and (ix) the entry into, the consummation of the transactions contemplated by, or the termination of, any Capped Call Confirmations.

(k) To use its best efforts to list for quotation the Shares on The Nasdaq Global Select Market (“Nasdaq”) in accordance with the applicable rules, guidance and related requirements of Nasdaq.

(l) Prior to any Time of Delivery, the Company will deposit the relevant number of shares of the relevant Preferred Stock with the Depositary in accordance with the provisions of this Agreement and the relevant Deposit Agreement and otherwise comply with this Agreement and the relevant Deposit Agreement so that the Shares of the relevant series will be issued by the Depositary against receipt of such shares of Preferred Stock and delivered to the Underwriters against payment therefor at such Time of Delivery. The Company will reserve and keep available at all times for issuance, free of pre-emptive or similar rights, (i) a number of shares of Class A Common Stock equal to the Series [•] Maximum Number of Underlying Shares and (ii) a number of shares of Class C Capital Stock equal to the Series [•] Maximum Number of Underlying Shares (for the avoidance of doubt, such shares may be Common Stock previously issued and held by the Company as treasury stock). Between the date hereof and such Time of Delivery, the Company will not do or authorize any act or thing that would result in the adjustment of the “fixed conversion rates” (as defined in the applicable Pricing Prospectus) of any Preferred Stock.

6. (a) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representative that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(b) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.

7. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Transaction Documents, including: (i) the fees, disbursements and expenses of the Company’s counsel and expenses of the Company’s accountants in connection with the registration and delivery of the Shares under the Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, each Disclosure Package, each Final Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and each amendment or supplement to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) the cost of printing or producing any “blue sky” or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” or legal investment memorandum not to exceed $5,000, (iii) all fees and expenses in connection with the registration of the Shares under the Exchange Act and all fees and expenses in connection with listing the Shares and a number of shares of Class A Common Stock equal to the Series [•] Maximum Number of Underlying Shares and a number of shares of Class C Capital Stock equal to the Series [•] Maximum Number of Underlying Shares on Nasdaq, (iv) the cost of preparing the Shares and the filing of the Certificates of Designations with the Secretary of State of the State of Delaware, (v) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offerings, (vii) the cost and charges of any transfer agent or registrar and of the Depositary and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and Sections 9 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not offered, sold or delivered and it will not offer, sell or deliver, any of the Shares or distribute the Prospectus or the Final Prospectus or any other material relating to the Shares, in or from any non-US jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance in all material respects with the applicable laws and regulations thereof.

(b) It has not and will not make an offer relating to the Shares that would constitute, or by using or authorizing the use of, a Free Writing Prospectus other than any Permitted Free Writing Prospectus.

(c) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period when a prospectus is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172)).

9. Conditions of Underwriters’ Obligations. The obligations of the Underwriters as to the Shares to be delivered at each Time of Delivery, are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time and such Time of Delivery, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following further conditions:

(a) Each Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); if applicable, the final term sheet contemplated by Section 5(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused [•], counsel for the Company, to have furnished to the Representative their opinion and negative comfort letters at each Time of Delivery, each dated such Time of Delivery and addressed to the Representative, in form and substance satisfactory to the Representative.

(c) The Representative shall have received from [•], counsel for the Underwriters, such opinion and negative comfort letter at each Time of Delivery, dated such Time of Delivery and addressed to the Representative, in form and substance satisfactory to the Representative, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by an executive officer of the Company at each Time of Delivery, dated such Time of Delivery, to the effect that the signer of such certificate has carefully examined the Registration Statement, each Disclosure Package, each Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the Offerings, and this Agreement and that:

(i) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(ii) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of such Time of Delivery with the same effect as if made on such Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Time of Delivery; and

(iii) there has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, which event or condition is not described in each Disclosure Package and each Final Prospectus (exclusive of any amendment or supplement thereto).

(e) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representative, on the date of each Final Prospectus at or prior to the execution of this Agreement and at each Time of Delivery, letters, (which may refer to letters previously delivered to the Representative), dated respectively as of the date of delivery thereof, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, each Preliminary Prospectus and each Final Prospectus; provided that the letter delivered on the First Time of Delivery shall use a “cut-off date” not earlier than the date of this Agreement.

(f) Subsequent to the date of this Agreement, or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and each Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each Disclosure Package and each Final Prospectus (exclusive of any amendment or supplement thereto) that, in the reasonable judgment of the Representative, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, each Disclosure Package and each Final Prospectus.

(g) Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and each Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the debt securities of the Company by S&P Global Ratings, a division of S&P Global Inc., or Moody’s Investors Service, Inc. that, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement, each Disclosure Package and each Final Prospectus.

(h) The Shares shall have been approved for listing on Nasdaq in accordance with the applicable rules, guidance and related requirements of Nasdaq. The Class A Common Stock and the Class C Capital Stock are approved for listing on Nasdaq.

(i) Each Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer and director of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you.

(k) The Company and the Depositary shall have executed and delivered each Deposit Agreement, and you shall have received a copy thereof.

(l) Prior to such Time of Delivery, the Company shall have deposited the relevant number of shares of Preferred Stock with the Depositary in accordance with the provisions of this Agreement and the relevant Deposit Agreement and otherwise complied with this Agreement and the relevant Deposit Agreement so that the Shares of the relevant series will be issued by the Depositary against receipt of such shares of Preferred Stock and delivered to the Underwriters against payment therefor at such Time of Delivery.

(m) Prior to each Time of Delivery, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the applicable Time of Delivery by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

10. Payment of Expenses. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand, for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of their counsel) incurred by such Underwriters in connection with this Agreement or the Offerings contemplated hereunder.

11. [Miscellaneous. One or more of the Underwriters may be restricted in its U.S. securities dealings under the Bank Holding Company Act and not be United States-registered broker-dealer(s). All sales of securities in the United States will be made by or through United States-registered broker-dealer(s).]

12. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of your affiliates within the meaning of Rule 405 from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or caused any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in each Disclosure Package, each Final Prospectus or any electronic road show or any Written Testing-the-Waters Communication, or in any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter (the “Underwriter Information”) consists of the following information in each Final Prospectus furnished on behalf of each Underwriter: the names of the Underwriters appearing on the front and back cover of the Preliminary Prospectus and the Final Prospectus, the names set forth in the table of Underwriters appearing under the first paragraph under the caption “Underwriting” in the Preliminary Prospectus and Final Prospectus, the concession figure appearing in sixth paragraph under the caption “Underwriting”, and the information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting”. The obligations of the Company under this Section 12 shall be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative expressly for use in the documents referred to in the foregoing indemnity. The obligations of the Underwriters under this Section 12 shall be in addition to any liability which the Underwriters may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 12, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the indemnified party, in the case of parties indemnified pursuant to Section 12 (a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 12 (b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than

30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 12 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offerings or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the Offerings shall be deemed to be in the same respective proportions as the total net proceeds from the Offerings (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of each Final Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above in this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) For purposes of this Section 12, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and any other affiliate (within the meaning of Rule 405) of any Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of paragraph (d) of this Section 12.

13. Defaults. (a) If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder at a Time of Delivery and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the Representative may in its discretion arrange for the purchase of such Shares by themselves or another party or other parties satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares on such terms. If another party or other parties become obligated or agree to purchase the Shares of a defaulting Underwriter, either the Representative or the Company may postpone such Time of Delivery for up to seven days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and each Final Prospectus or in any other document or arrangement, and the Company agrees to file promptly any amendment or supplement to the Registration Statement and each Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 13, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in paragraph (a) above, the aggregate principal amount of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require the remaining Underwriters to purchase (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed at such Time of Delivery but failed to purchase for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in paragraph (a) above, the aggregate principal amount of the Shares that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Shares to be purchased at such Time of Delivery, as referred to in paragraph (b) above, or if the Company shall not exercise the right described in paragraph (b) above to require non-defaulting Underwriters to purchase the Shares of a defaulting Underwriter or

Underwriters, then this Agreement (or, with respect to any Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 12 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

14. Termination. This Agreement shall be subject to termination by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment there shall have occurred any (i) suspension or material limitation of trading generally on Nasdaq, (ii) suspension of trading of any securities of the Company on Nasdaq, (iii) declaration of any moratorium on commercial banking activities by Federal or New York State authorities or (iv) outbreak or escalation of hostilities involving the United States or any change in financial markets affecting the United States or any calamity or crisis that, in the Representative’s reasonable judgment, is material and adverse and makes it, in the Representative’s reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto). Sections 7, 9, 10, 15 and 17 hereof shall survive any termination of this Agreement pursuant to this Section.

15. Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, controlling persons or affiliates referred to in Section 12 hereof, and will survive delivery of and payment for the Shares.

16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices sent to the Underwriters shall be directed to you as the Representative at [•]; notices sent to the Company shall be directed to it at 1600 Amphitheatre Parkway, Mountain View, California 94043, Attention: Assistant Secretary, Telephone: (650) 253-0000, E-mail: securities@google.com and capital-markets@google.com.

17. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed as given to any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 12 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

20. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execute,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign, AdobeSign and any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23. Definitions. In addition to the terms defined elsewhere in this Agreement, the terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean [•] p.m. (New York City time) on the date of this Agreement.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean the applicable Pricing Prospectus, as supplemented by the term sheet included as Annex I hereto, the press release dated [●] related to the launch of the offering of the Shares, and the press release dated [●] related to the pricing of the offering of the Shares taken together, as of the Applicable Time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall refer to each of the Series [•] Depositary Shares Final Prospectus and Series [•] Depositary Shares Final Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Pricing Prospectus” shall mean each of the Series [•] Depositary Shares Pricing Prospectus and Series [•] Depositary Shares Pricing Prospectus.

“Registration Statement” shall mean the automatic shelf registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to any Time of Delivery, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Act.

“Series [•] Depositary Shares Final Prospectus” shall mean the prospectus supplement relating to the Series [•] Depositary Shares Offering that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Series [•] Depositary Shares Final Prospectus” shall mean the prospectus supplement relating to the Series [•] Depositary Shares Offering that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Series [•] Depositary Shares Pricing Prospectus” shall mean the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time by any Preliminary Prospectus relating to the Series [•] Depositary Shares Offering.

“Series [•] Depositary Shares Pricing Prospectus” shall mean the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time by any Preliminary Prospectus relating to the Series [•] Depositary Shares Offering.

“Testing-the-Waters Communication” shall mean any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act.

“Written Testing-the-Waters Communication” shall mean any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

24. Recognition of the U.S. Special Resolution Regimes:

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Alphabet Inc.

By:
Name:
Title:

Accepted as of the date hereof:

[•]

By:
Name:
Title:

SCHEDULE I

	Series [•] Depositary Shares		Series [•] Depositary Shares
Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
[•]
[•]
Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Disclosure Package:

[Electronic roadshow dated [•]]

(b) Additional Documents Incorporated by Reference:

[None]

(c) Written Testing-the-Waters Communications

[•]

SCHEDULE III

List of Directors and Executive Officers

ANNEX I

TERM SHEET

ANNEX II

FORM OF LOCK-UP AGREEMENT

Alphabet Inc.

Lock-Up Agreement

[•], 20[•]

To the Underwriters

Re:Alphabet Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Alphabet Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), shares of the Company’s Class C capital stock, par value $0.001 per share (the “Class C Capital Stock”), or other equity securities of the Company (collectively, the “Securities”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”). The shares of Class A Common Stock and Class C Capital Stock are collectively referred to herein as the “Stock.”

In consideration of the agreement by the Underwriters to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is the earlier of (x) the date that the Company publicly announces its earnings for the quarter ending [•], and (y) the date that is 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of Stock, or any options or warrants to purchase any shares of Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock (such shares of Stock, options, rights, warrants or other securities, collectively, “Lock-Up Securities”), including without limitation any such Lock-Up Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”), (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may:

(a)	transfer the undersigned’s Lock-Up Securities:

(i)	as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes,

(ii)	upon death by will, testamentary document or intestate succession,

(iii)

if the undersigned is a natural person, to any member of the undersigned’s immediate family (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or, if the undersigned is a trust, to a trustor or beneficiary of the trust or the estate of a beneficiary of such trust,

(iv)

to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a)(i) through (iv) above,

(vi)

if the undersigned is a corporation, partnership, limited liability company or other business entity, (A) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity which fund or entity is controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution by the undersigned to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders,

(vii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii)

pursuant to an order of a court or regulatory agency (for purposes of this Lock-Up Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction);

(ix)	to the Company upon death, disability or termination of employment, in each case, of an employee,

(x)	[reserved],

(xi)

to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, each as described in the Registration Statement, the preliminary prospectus relating to the Securities included in the Registration Statement immediately prior to the time the Underwriting Agreement is executed and the Prospectus, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of this Lock-Up Agreement,

(xii)	pursuant to the provisions of any of the Company’s policies with respect to the recoupment of incentive-based compensation, or

(xiii)	with the prior written consent of [•] on behalf of the Underwriters;

provided that (A) in the case of clauses (a)(i), (ii), (iii), (iv), (v) and (vi) above, such transfer or distribution shall not involve a disposition for value, (B) in the case of clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii) above, it shall be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, shall sign and deliver a lock-up agreement in the form of this Lock-Up Agreement, (C) in the case of clauses (a)(iii), (iv), (v) and (vi) above, no filing by any party (including, without limitation, any donor, donee, devisee, transferor, transferee, distributor or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement reporting a reduction in beneficial ownership of Lock-Up Securities shall be required or shall be voluntarily made in connection with such transfer or distribution during the Lock-Up Period, and (D) in the case of clauses (a)(i), (ii), (vii), (ix) and (xi) above, no filing under the Exchange Act or other public filing, report or announcement shall be voluntarily made, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto (x) the circumstances of such transfer or distribution and (y) in the case of a transfer or distribution pursuant to clauses (a)(i) or (vii) above, that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement in the form of this Lock-Up Agreement;

(b)

enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) relating to the transfer, sale or other disposition of the undersigned’s Lock-Up Securities, if then permitted by the Company, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, shall be voluntarily made (whether by or on behalf of the undersigned, the Company or any other party) regarding, or that otherwise discloses, the establishment of such plan during the Lock-Up Period, and if any such filing, report or announcement shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate that none of the securities subject to such plan may be transferred, sold or otherwise disposed of pursuant to such plan until after the expiration of the Lock-Up Period;

(c)

transfer the undersigned’s Lock-Up Securities pursuant to an existing 10b5-1 Plan; provided that (i) such plan was established and disclosed to Goldman Sachs & Co. LLC prior to the execution of this Lock-Up Agreement by the undersigned, and (ii) any filing under Section 16(a) of the Exchange Act that is made in connection with any such transfer during the Lock-Up Period shall state that such transfer has been executed under a 10b5-1 trading plan and the date such plan was adopted; and

(d)

transfer the undersigned’s Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Lock-Up Agreement.

The undersigned now has, and, except as contemplated by clauses (a), (c) and (d) of the third paragraph of this Lock-Up Agreement, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may have provided or hereafter provide to the undersigned in connection with the Public Offering a Form CRS and/or certain other disclosures as contemplated by Regulation Best Interest, the Underwriters have not made and are not making a recommendation to the undersigned to enter into this Lock-Up Agreement or to transfer, sell or dispose of, or to refrain from transferring, selling or disposing of, any Lock-Up Securities, and nothing set forth in such disclosures or herein is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement shall automatically terminate and the undersigned shall be released from all of his, her or its obligations hereunder upon the earlier of (i) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Securities to be sold thereunder (other than pursuant to the Underwriters’ option thereunder to purchase additional Securities), (ii) the date on which the Company notifies the Representative, in writing and prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Public Offering and (iii) June 5, 2026 in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.adobe.com/sign) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

By:
(duly authorized signature)

Name:
(please print full name)